This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors.
We especially identify statements concerning our transactions involving Medmarc Insurance Group and Independent Nevada Doctors Insurance Exchange as Forward Looking Statements and direct your attention to our news releases issued on June 27, 2012, our Current Report on Form 8K, issued on June 28, 2012 and our 10K, filed on February 19, 2013 for a discussion of risk factors pertaining to these transactions and subsequent integration into ProAssurance.
This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions. A reconciliation of these measures to GAAP measures is available in our latest quarterly news release, which is available in the Investor Relations section of our website,
www.ProAssurance.com, and in the related Current Report on Form 8K disclosing that release.
FORWARD LOOKING STATEMENTS

NON-GAAP MEASURES

ProAssurance Financial Results & Strategy
Edward L. Rand, Jr.
Chief Financial Officer

ProAssurance Corporate Profile
  Specialty liability insurance writer
  Healthcare Professional Liability (HCPL)
  Only “pure play” public company writing predominately HCPL
  Life sciences and medical devices
  Attorney’s professional liability
  Market Cap: ~$2.8 billion
  Shareholders’ Equity: $2.3 billion
  Total Assets: $4.9 billion
  Rated “A” by Fitch and A. M. Best

2012 Highlights
  ROE of 12.4%
  Total Return of 13.5%
  Increased Book Value per Share for the 21st
 straight year
  Significant capital management actions
  $2.50 per share Special Dividend, post 2:1 split
  Dividend payout ratio doubled, now ~2.1%1
  Two transactions that extend our insurance
 scope and deepen our market penetration

1Based on 2/27/13 closing NYSE price

2012 Income Statement Highlights

in millions, except per share data
Gross Premiums Written $ 536  $ 566 -5%
  December 31,  Y-OVER-Y

 2012  2011 CHANGE

Disciplined Underwriting
Five year Premium History

  Consistently writing profitable business to ensure
 long-term success
  Premium decline driven by competition
 and a benign loss environment that is
 unprecedented in our line of business
Gross Premiums Written
Net Premiums Earned

2012 Income Statement Highlights

in millions, except per share data
Gross Premiums Written $ 536  $ 566 -5%
Net Investment Result  129  132 -2%
  December 31,  Y-OVER-Y

 2012  2011 CHANGE

Seeking Increased Yield But Balancing Risk

 We continue to focus on
 maintaining a high quality well
 diversified fixed income
 portfolio
 We are making incremental
 changes to obtain higher yields
 in blue chip investments
$3.9 Billion
Portfolio
$3.9 Billion
Portfolio
Fixed Income:
88%
Fixed Income:
88%
Short Term: 2%
Short Term: 2%
Equity and Equity Substitutes: 9%
Equity and Equity Substitutes: 9%
BOLI: 1%
BOLI: 1%
12/31/12
INCREASING

2012 Balance Sheet Highlights

Split adjusted, in billions, except per share
Shareholders’ Equity $ 2.3  $ 2.2 +5%
Total Investments   3.9  4.1 -4%
Total Assets  4.9  5.0 -2%
Policy Liabilities   2.3   2.6 -10%
  December 31,  Y-OVER-Y

 2012  2011 CHANGE

Shareholders’ Equity
81% increase since 2007
Book Value per Share $ 36.85 $35.42 +4%

2012 Income Statement Highlights

in millions, except per share data
Gross Premiums Written $ 536  $ 566 -5%
Net Investment Result  129  132 -2%
Total Expenses (Includes Loss Costs)   320   302 +6%
Operating Income $ 257 $ 279 - 8%
Net Income (Includes Realized Investment Gain & Losses) $ 275 $ 287 - 4%
  December 31,  Y-OVER-Y

 2012  2011 CHANGE

Net Income per Diluted Share $4.46 $ 4.65 - 4%
Operating Income per Diluted Share $4.16 $ 4.52 - 8%

Reserve Development Drove Our Results

  Our 2012 loss ratio was again decreased by
 favorable reserve development
Calendar Year Combined Ratio
Calendar Year Combined Ratio
57.1%
52.5%

Historical Financial Performance
  Our disciplined, long-term approach drives
 consistent profitability
$ in millions. Excludes discontinued operations
Net Income
Operating Income1

1 Excludes the after-tax effects of net realized gains or losses in all periods, the effect of confidential settlements that do not reflect normal operating results ($7.1 mil in 2011, $1.7 mil in 2012), and the after-tax effects of gains or losses on the extinguishment of debt (+$4.6 mil in 2008, -$2.8 mil in
 2009 and -$2.2 mil in 2012)

Capital Management Priorities
  Preferred use is to support growth through M&A or new business
  We balance future needs with current market reality
  Regular dividend is $1.00/share
  ~2.1% yield based on 2/26/13 closing price
  Prudent share repurchase program
  $321 million spent to
 repurchase 6.1 million shares
 since 2005

Share Repurchase History

  Captures our focus on long-term excellence
  Increased every year we have been public
The Payoff: Consistent Book Value Growth

Inception to 12/31/12
CAGR: 16%
Cumulative: 2,092%
10 Year Summary (2002 -2012)
CAGR: 17%
Cumulative: 360%
Historical Book Value Per Share
 Split Adjusted
 Dividends Shown in the Year Declared

  Share price reflects investor confidence in
 our business decisions and long-term strategy
The Payoff: Steady Share Price Increase

Historical Share Price
Reflects all stock splits
2012 excludes
$2.50/share
special dividend
Inception to 12/31/12
CAGR: 14%
Cumulative: 1,510%
10 Year Summary (2002 -2012)
CAGR: 15%
Cumulative: 302%

Strategies for Future Success
W. Stancil Starnes
Chairman
Chief Executive Officer

Building a Bridge to the Future
  Our core business is at a pivot point
  We are uniquely positioned to serve the
 emerging market and remaining legacy business
  Smaller competitors with less experience and
 capacity have decisions to make

Legacy business is largely
single-state, solo
and small groups.
A substantial amount of this
business will remain, but
will demand more from
insurers.
The future will be
dominated by large
groups and institutions,
often multi-disciplinary
and multi-state. They
will demand financial
strength and deep
expertise.

Building a Bridge to the Future
  Larger risks will demand sophisticated
 coverages that span the continuum of healthcare
  Broad healthcare liability experience is our
 foundation
  We added capacity & capability through M&A
  Example: Medmarc, PICA and Mid-Continent

Home
Healthcare
Non-Traditional
Delivery Settings
Multi-Specialty
Clinics
Hospital & Facility
Centered Care
New delivery
devices,
techniques and
research
ProAssurance spans the continuum of care
Traditional
Practices

ProAssurance Will Grow Prudently
  ProAssurance is a demonstrated leader in M&A
  We will broaden our lines of coverage as needed
  Healthcare-related
  Through prudent leverage of our expertise and the
 addition of specialized expertise
  The market will firm and we are prepared to
 grow organically
  Past history teaches us the turn will be sudden and
 capital will allow us to respond rapidly

ProAssurance Will Perform
  Our core business requires the long-term focus
 that is our hallmark
  Execution of a disciplined but nimble approach
 to a demanding business builds value for
 shareholders and insureds
  Our ability to respond to new business and
 evolving opportunities is unmatched in our
 industry